FOR IMMEDIATE RELEASE                                                        EXHIBIT 99.1

Media Contact: Tammy Nystuen (763) 551-7496 tammy.nystuen@selectcomfort.com	Investor Relations Contact: Frank Milano (763) 551-6908 frank.milano@selectcomfort.com

SELECT COMFORT CORPORATION TO ANNOUNCE
FOURTH QUARTER RESULTS ON FEB. 7
Company will report after the close of the NASDAQ regular trading session

MINNEAPOLIS - (Jan. 11, 2007) - Select Comfort Corporation (NASDAQ: SCSS), the nation’s leading bed retailer(1) and creator of the Sleep Number® bed, will report results for the fiscal fourth quarter and full year ended Dec. 30, 2006, after the close of the regular trading session on Wednesday, Feb. 7. Management will host its regularly scheduled conference call to discuss the company’s results and 2007 outlook at 5:00 p.m. Eastern Time (4:00 p.m. Central; 2:00 p.m. Pacific) that day. To listen to the call, please dial 866-219-5264, and reference Select Comfort Corporation. International participants may dial 703-639-1118, and reference Select Comfort Corporation. To listen to the webcast, please access the investor relations area of the company’s website at: www.selectcomfort.com/investors.
A replay will remain available until midnight Eastern Time on Feb. 19, 2007, by dialing 703-925-2490, Passcode: 1022114. The webcast replay will remain available in the investor relations area of the company’s website for approximately 60 days.

About Select Comfort
Founded in 1987, Select Comfort Corporation is the nation's leading bed retailer(1), holding 30 U.S. issued or pending patents for its personalized sleep products. The company designs, manufactures and markets a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number® bed, as well as foundations and sleep accessories. Select Comfort's products are sold through more than 400 company-owned retail stores located nationwide; through selected furniture retailers and specialty bedding retailers; through its national direct marketing operations; and on the Internet at www.selectcomfort.com.

###

(1)  Top Bedding Specialists, Furniture Today, August 14, 2006.